SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 3, 2000
                                                           ------------


                            Overseas Filmgroup, Inc.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)




     Delaware                       0-25308                   13-3751702
----------------------------    ----------------      ------------------------
(State or Other Jurisdiction    (Commission File       (IRS Employer
of Incorporation)                  Number)             Identification No.)



8800 Sunset Boulevard, Third Floor, Los Angeles, California         90069
-----------------------------------------------------------     -----------
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code  (310) 855-1199
                                                 -------------------


                                       N/A
           -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On May 3, 2000, Overseas Filmgroup, Inc. ("Issuer") entered into a Securities Purchase Agreement (the "Purchase Agreement") with Rosemary Street Productions, LLC ("Purchaser"), pursuant to which the Issuer agreed to sell to Purchaser (i) 5,097,413 shares of common stock ("Common Stock"), (ii) 904,971 shares of Series A Preferred Stock ("Preferred Stock"), each share of which is convertible into two shares of Common Stock and (iii) five-year warrants ("Warrants") to purchase up to 2,313,810 shares of Common Stock of Issuer at an exercise price of $3.40 per share (collectively, the "Securities") for a cash purchase price of $17,000,000 (the "Securities Purchase"). Since the Preferred Stock votes with the Common Stock on an as-converted basis, the Purchaser will own approximately 59.5% of the Issuer's voting securities after consummation of the Securities Purchase.

     The Securities Purchase is expected to be consummated in the second quarter of 2000 after the satisfaction of certain closing conditions described under "Conditions to Closing" below, including the closing of a $30 million five-year secured revolving credit facility with Chase Securities, Inc. The Issuer has received a commitment letter from Chase Securities to arrange and syndicate such a facility.

Purchase Price

     Under the terms of the Purchase Agreement, upon consummation of the Securities Purchase, Purchaser will purchase the Securities for an aggregate purchase price of $17,000,000. Purchaser also has an option to purchase up to an additional 1,625,260 shares of Common Stock for an aggregate purchase price of $4,000,000. This option will be exercisable for a period of 90 days after the closing date.

     The Issuer currently owns 17,454 shares of common stock of Yahoo! Inc. ("Yahoo Shares"). The Purchase Agreement provides that if the average daily closing bid price of the common stock of Yahoo! Inc. listed on Nasdaq for the 20 trading days commencing on the first day that the Issuer can sell the Yahoo Shares free of the Issuer's "lock-up" agreement with Yahoo! Inc. is $110 or less, then the Issuer will issue to Purchaser 650,729 shares of Common Stock and 115,527 shares of Preferred Stock at no additional cost to the Purchaser.

     The Purchase Price is subject to certain other adjustments which the Issuer does not expect to be material.

Series A Preferred Stock

     Conversion

     Each holder of shares of Preferred Stock will have the right, at any time prior to October 15, 2001, at such holder's option, to convert each outstanding share of Preferred Stock, in whole or in part, into two shares of Common Stock ("Conversion Shares"). If on October 15, 2001 any of the Preferred Stock is outstanding, each share of outstanding Preferred Stock will automatically convert into two Conversion Shares.

     Liquidation, Dissolution or Winding up

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Issuer, before any payment or distribution of the Issuer's assets are made to the holders of Junior Securities (as defined below), holders of Preferred Stock will be entitled to receive an amount per share equal to the greater of (i) amount that would have been payable on a number of shares of Common Stock equal to the number of Conversion Shares into which a share of Preferred Stock was convertible immediately prior to such date and (ii) two times the volume-weighted average trading price per share of Common Stock on Nasdaq for the 20 consecutive trading days immediately prior to the closing date. Holders of Preferred Stock will not be entitled to any further payment. If the assets of the Issuer distributable among the holders of Preferred Stock are insufficient to pay in full the preferential amount and liquidating payments on any Parity Securities (as defined below), then such assets will be distributed among the holders of Preferred Stock and any such Parity Securities ratably in accordance with the respective amounts that would be payable if all amounts payable thereon were paid in full.

     Ranking

     With respect to dividend rights and rights on liquidation, dissolution and winding up, the Preferred Stock will rank (i) senior to the Common Stock and each other class or series of capital stock established in the future by the Issuer's board of directors, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Preferred Stock (collectively, the "Junior Securities") and (ii) on a parity with each other class or series of capital stock established in the future by the Issuer's board of directors, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock (collectively, the "Parity Securities"). The Issuer may not issue any securities that are senior to the Preferred Stock without the consent of the holders of the Preferred Stock.

     Redemption

     The Preferred Stock will not be subject to any right of redemption by the Issuer or any holder of the Preferred Stock.

     Voting Rights

     Each holder of Preferred Stock will be entitled to vote on all matters and will be entitled to that number of votes equal to the number of Conversion Shares into which such holder's shares of Preferred Stock could be converted on the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, on the date such vote is taken or any written consent of stockholders is solicited. In addition, so long as any of the Preferred Stock is outstanding, the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock, voting together as a single class, will be necessary to: (i) amend, alter or repeal any provision of the Issuer's Certificate of Incorporation or By-laws so as to adversely affect the Preferred Stock, (ii) issue any additional Preferred Stock or create, authorize or issue any capital stock that ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise) to the

Preferred Stock or (iii) redeem for cash any Junior Securities, subject to certain exemptions.

     Preemptive Rights

     If the Issuer proposes to sell shares of Common Stock, or securities convertible into or exercisable for shares of Common Stock, excluding shares of Common Stock to be issued under certain limited circumstances ("New Issuances"), the holders of the Preferred Stock will have the preemptive right, on the same terms and conditions for the New Issuances, to purchase that number of shares (or other securities) sufficient to permit the holders of the shares of Preferred Stock to maintain their proportionate economic interest in the Issuer.

Warrants

     On the closing date, the Issuer will issue to Purchaser Warrants to purchase an aggregate of 2,313,810 shares of Common Stock at an exercise price of $3.40 per share. The Warrants will be immediately exercisable and will expire on the fifth anniversary of the closing date. The holders of the Warrants will have certain "piggyback" registration rights for the shares of Common Stock issuable upon exercise of the Warrants.

Restrictions on Sale of Securities

     After the closing date, Purchaser has agreed that it will not offer, sell, contract to sell, pledge, gift or otherwise dispose of, directly or indirectly, the Securities or any of the voting or dispositive rights to any of the Securities to any person, except in accordance with Rule 144 under the Securities Act and any applicable state securities laws, subject to certain exceptions.

     For a period of two years after the closing date, Purchaser (for itself or for any transferee of the Securities or underlying Common Stock to the Securities) has agreed that it will not take any direct or indirect action to cause the Issuer to register any of the Securities or underlying Common Stock to the Securities for any public sale or distribution pursuant to the Securities Act or any applicable state securities laws, unless the Purchaser or its transferees have obtained the written consent of Robert Little and Ellen Little (collectively, the "Littles") (which may be withheld in their discretion), or if the Littles do not beneficially own 5% or more of the outstanding Common Stock of the Issuer at the time the Purchaser or its transferees desire to publicly sell any of its Securities, then upon the unanimous consent of the board of directors of the Issuer.

     The Littles have agreed that, without the prior written consent of two officers of the Issuer and subject to certain exceptions, they will not offer, sell, contract to sell, pledge, gift or otherwise dispose of, directly or indirectly, any shares of Common Stock, any securities convertible into or exercisable or exchangeable for shares of Common Stock, or any warrants, options, or other rights to purchase, subscribe for, or otherwise acquire any shares of Common Stock for a period of one year commencing on the closing date and ending on the first anniversary of the closing date.

Debt Contribution and Forgiveness

     Immediately prior to the closing of the Securities Purchase, the Issuer and the Littles will enter into a Note and Debt Contribution Agreement, pursuant to which the Littles will (i) forgive an aggregate of approximately $1,997,810 of obligations and indebtedness owed to them by the Issuer and (ii) contribute $130,000 in cash to the capital of Issuer. Pursuant to the Note and Debt Contribution Agreement, the Issuer will pay to the Littles an aggregate of approximately $1,430,000 of other obligations and indebtedness owed to them. In addition, the Littles will contribute 1,588,812 of their shares of Common Stock to the capital of the Issuer.

Management

     The following persons will be the executive officers of the Issuer after the consummation of the Securities Purchase:

Name                              Title

Christopher Cooney                Co-Chairman of the Board and Chief Executive
                                  Officer

Robert Little                     Co-Chairman of the Board and President

William F. Lischak                Chief Operating Officer and Chief Financial
                                  Officer

Jeffrey Cooney                    Executive Vice President--Creative Affairs

Robert Little, Ellen Little, William Lischak, Stephen Bannon, Scot Vorse, Gary Stein and Alessandro Fracassi are currently executive officers and/or directors of the Issuer. Immediately prior to the closing date, (i) the size of the board of directors will be increased to nine, (ii) Ellen Little, Gary Stein and Alessandro Fracassi will resign from their positions and (iii) Christopher Cooney, Jeffrey Cooney, Barry Minsky, Joseph Linehan and Nicholas Bavaro will be appointed as directors by the existing members of the board to fill the vacancies created by the resignations of the other existing directors and the two new board positions.

     Simultaneously with the closing, the Issuer, Purchaser, the Littles, MRCo., Inc., a member of the Purchaser ("MRCo."), Christopher Cooney and Jeffrey Cooney will enter into a voting agreement. Under the voting agreement, so long as Robert Little is employed as President of the Issuer or the Littles own no less than 5% of the issued and outstanding voting securities of Issuer, Purchaser will nominate and vote for Robert Little to serve as a member of the board of directors of the Issuer. So long as Christopher Cooney and Jeffrey Cooney own, in the aggregate, directly or indirectly, no less than 5% of the issued and outstanding voting securities of the Issuer, the Littles and other members of the Purchaser will vote for Christopher Cooney and Jeffrey Cooney to serve as members of the board of directors of the Issuer. So long as MRCo. owns no less than 5% of the issued and outstanding voting securities of the Issuer, the Littles and other members of Purchaser will vote for Joseph Linehan to serve as a member of the board of directors of the Issuer.

     Upon the closing of the Securities Purchase, the Issuer will enter into amended and restated employment agreements with each of Robert Little and William Lischak, and new employment agreements with each of Christopher Cooney and Jeffrey Cooney.

The Amended and Restated Employment Agreement between the Issuer and Robert Little will provide for Mr. Little to serve as Co-Chairman of the Board of Directors and President of the Issuer for a three-year term to commence on the closing date. Mr. Little will receive an initial base salary of $300,000 and a guaranteed bonus of $50,000, which will be increased by $25,000 on a cumulative basis for each year of the employment term in which the pre-tax profits of the Issuer exceed $500,000. Mr. Little also will be entitled to an additional bonus, if any, as may be established by the Issuer's board of directors at the beginning of each year of the employment term based on the Issuer achieving certain profit targets. If the Issuer's pre-tax profits in any two of the three years of the initial employment term exceed $500,000 or the average pre-tax profits of Issuer over the three-year employment term exceed $500,000 ("Profits Target"), Mr. Little's employment agreement will be automatically renewed on the same terms for an additional two- year term. Regardless of whether the Issuer has achieved the Profits Target, the Issuer may give Mr. Little written notice at least six months prior to the expiration of the initial employment term that it elects to extend the initial term for an additional two years. If the initial term is not renewed, then Mr. Little will be entitled to receive $400,000 in cash, payable in six equal monthly installments of $66,666, with the first payment to be made within 30 days after termination of the initial term.

     The Amended and Restated Employment Agreement between the Issuer and William Lischak will provide for Mr. Lischak to continue to serve as Chief Operating Officer and Chief Financial Officer of the Issuer for a three-year term to commence on the closing date. Mr. Lischak will receive an initial base salary of $225,000 and a guaranteed bonus of $50,000, which will be increased by $15,000 on a cumulative basis for each year of the employment term in which the pre-tax profits of the Issuer exceed $500,000. Mr. Lischak also will be entitled to an additional bonus, if any, as may be established by the Issuer's board of directors at the beginning of each year of the employment term based on the Issuer achieving certain profit targets. If the Issuer achieves its Profits Target, Mr. Lischak's employment agreement will be automatically renewed on the same terms for an additional two-year term. Regardless of whether the Issuer has achieved the Profits Target, the Issuer may give Mr. Lischak written notice at least six months prior to the expiration of the initial employment term that it elects to extend the initial term for an additional two years. If the initial term is not renewed, then Mr. Lischak will be entitled to receive $300,000 in cash, payable in six equal monthly installments of $50,000, with the first payment to be made within 30 days after termination of the initial term.

     The Employment Agreement between the Issuer and Christopher Cooney will provide for Mr. Cooney to serve as Co-Chairman of the Board of Directors and Chief Executive Officer of the Issuer for a one-year term to commence on the closing date. Mr. Cooney will receive an initial base salary of $200,000 and a bonus of $25,000 if the pre-tax profits of the Issuer exceed $500,000 during the term. Mr. Cooney also will be entitled to an additional bonus, if any, as may be established by the Issuer's board of directors at the beginning of the employment term based on the Issuer achieving certain profit targets.

     The Employment Agreement between the Issuer and Jeffrey Cooney will provide for Mr. Cooney to serve as Executive Vice President --Creative Affairs of the Issuer for a three-year term to commence on the closing date. Mr. Cooney will receive an initial base salary of $60,000 and a bonus of $25,000 for each year of the employment term in which the pre-tax profits of the Issuer exceed $500,000. Mr. Cooney also will be entitled to an additional bonus, if any, as may be established by the Issuer's board of directors at the beginning of each year of the employment term based on the Issuer achieving certain profit targets. If the Issuer achieves its Profits Target, Mr. Cooney's employment agreement will be automatically renewed on the same terms for an additional two-year term. Regardless of whether the Issuer has achieved the Profits Target, the Issuer may give Mr. Cooney written notice at least six months prior to the expiration of the initial employment term that it elects to extend the initial term for an additional two years. If the initial term is not renewed, then Mr. Cooney will be entitled to receive $100,000 in cash, payable in six equal monthly installments of $16,666.67, with the first payment to be made within 30 days after termination of the initial term.

     Upon the closing of the Securities Purchase, the Issuer will enter into a First Look Agreement with The Little Film Company, Inc. ("Lender") and Ellen Little. The agreement will provide for a three-year term to commence on the closing date. Lender will receive (i) a $100,000 annual advance against producer fees otherwise payable under the terms of the agreement, (ii) a discretionary revolving development fund of $100,000 for Lender's use in option/acquisition of literary properties, engagement of writers and other customary development costs and (iii) customary overhead, including office space, staff, telephone and reasonable travel costs. Lender also will be compensated on a project-by-project basis. The Issuer will have an exclusive "first look" on any project that Lender owns or controls or which Lender has the right to submit to the Issuer or any project that Lender has the right to acquire or may wish to acquire to development and/or production.

     Upon the closing of the Securities Purchase, the Issuer will enter into an Amended and Restated Stock Option Plan and Agreement with Robert and Ellen Little, pursuant to which the Issuer will cancel the Littles existing options to purchase an aggregate of (i) 1,075,000 shares of Common Stock at an exercise price of $5.00 per share and (ii) 1,125,000 shares of Common Stock at an exercise price of $8.50 per share and will grant the Littles an option to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $3.40 per share. The option will become exercisable on the closing date and will expire on the fifth anniversary of the closing date.

     Upon the closing of the Securities Purchase, the Issuer will grant to William Lischak an option under the Issuer's 1996 Basic Stock Option and Stock Appreciation Rights Plan to purchase an aggregate of 75,000 shares of common stock at an exercise price of $3.40 per share. The option will be exercisable as follows: 2,095 options will become exercisable on May 1, 2000; thereafter, 2,083 options will become exercisable on the last day of each of the next 35 consecutive months in 35 monthly installments.

Conditions to Closing

     The Securities Purchase is subject to a number of conditions, including:

o the closing by Issuer of a $30 million senior secured credit facility with Chase Securities on terms acceptable to the Purchaser;

o delivery by Issuer of Issuer's unaudited balance sheet as of March 31, 2000 and the related unaudited consolidated statement of income and cash flows for the quarter ended March 31, 2000, which shall not show a material adverse change in the financial condition of Issuer and its subsidiaries from the Issuer's audited financial statements for the year ended December 31, 1999, except in certain limited circumstances;

o the requirement that an information statement be prepared by the Issuer and distributed to the stockholders of the Issuer not less than ten days prior to the closing in compliance with the requirements of Section 14(f) of the Exchange Act; and

o that the Issuer receive an opinion from Houlihan Lokey Howard & Zukin that the transaction is fair to the stockholders of the Issuer from a financial point of view.

In addition, a Certificate of Designations establishing the Preferred Stock must be filed with the Secretary of State of Delaware. There are a number of other usual and customary conditions that must be satisfied before the Securities Purchase can be consummated.

Exclusivity

     Under the terms of the Purchase Agreement, the Issuer and Purchaser cannot, except in the limited circumstances described below, (i) solicit or encourage, directly or indirectly, any inquiries, discussions or proposals for, (ii) continue, propose or enter into any negotiations or discussions looking toward or (iii) enter into any agreement or understanding providing for, any acquisition of any of its capital stock or assets ("Another Transaction"). The Purchase Agreement also provides that the Issuer will not provide any information to any person for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to Another Transaction.

     Notwithstanding the foregoing, in the event that the Issuer receives an unsolicited proposal for entering into Another Transaction, the Issuer may furnish to such party public and nonpublic information requested by such party and the Issuer may negotiate with such party if (i) the board of directors of the Issuer determines, in good faith, that such business combination proposal may, if consummated, result in a transaction that is more favorable to the Issuer's stockholders and (ii) prior to furnishing such information to or entering into negotiations with such third party, the Issuer provides prompt notice within 24 hours of receipt of Another Transaction proposal to Purchaser, keeps the Purchaser informed of the status of any such proposal and gives Purchaser five days' notice of any agreement to be entered into with or any information to be supplied to any person making such proposal.

Indemnity

     Pursuant to the terms of the Purchase Agreement, the Issuer, on the one hand, and the Purchaser, on the other hand (each of the Issuer and Purchaser being referred to herein as an "Indemnitor"), have agreed to indemnify the other for breach of the representations, warranties and covenants under the Purchase Agreement. No indemnity payment will be made unless, after the resolution of all claims for indemnity, the aggregate of all amounts for which indemnity would otherwise be owed by such Indemnitor exceeds $110,000, and then, the Indemnitor will be liable for the entire amount, including the first $110,000. An Indemnitor is required to pay its indemnity obligations initially by the payment of up to an aggregate of $1 million in cash and then by delivery of shares of Common Stock. The maximum amount that any Indemnitor shall pay the other is $17,000,000.

Termination

     The transactions contemplated by the Securities Purchase may be terminated under the following limited circumstances:

     1. By mutual written agreement of Issuer and Purchaser;

     2. By Issuer or Purchaser if the Securities Purchase is not consummated on or before June 30, 2000; provided, however, that if the closing has not been consummated on or before June 30, 2000 because the Issuer has been involved in negotiations regarding Another Transaction, then the date on which Issuer shall be permitted to terminate the Purchase Agreement will be extended for a number of days equal to the number of days between the date that Issuer gives notice to Purchaser of the receipt of the proposal relating to Another Transaction and the date that negotiations regarding Another Transaction are terminated or Issuer enters into any letter of intent, agreement in principle, acquisition agreement, merger agreement or other similar agreement related to Another Transaction;

     3. By Issuer or Purchaser (if the terminating party is not then in material breach of its obligations under the Purchase Agreement) if (i) a material default or breach is made by the other party with respect to the due and timely performance of any of its covenants and agreements contained under the Purchase Agreement and such default cannot be cured within 30 days, or (ii) if any of the other party's representations and warranties (a) made without any materiality standard, are not true and correct in all material respects as of the date the Purchase Agreement was executed and as of the closing date or (b) made with any materiality standard, are not true and correct in all respects as of the date the Purchase Agreement was executed and as of the closing date;

     4. By Issuer or Purchaser is there is any law or regulation that makes consummation of the transactions contemplated by the Purchase Agreement illegal or otherwise prohibited or if consummation of the transactions contemplated by the Purchase Agreement would violate any nonappealable, final order, decree or judgment of any court or governmental body having competent jurisdiction; or

     5. By Issuer or Purchaser (a) if Issuer enters into any letter of intent, agreement in principle, acquisition agreement, merger agreement or other similar agreement related to Another Transaction, (b) if Issuer is the subject of a tender or exchange offer by a person other than the Purchaser ("Other Tender Offer") or (c) prior to the closing, any person or group (as defined under
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) will have become the beneficial owner of more than 35% of the outstanding shares of Common Stock ("Change of Control").

     If the Purchase Agreement is terminated because there has been a material default or breach by one of the parties with respect to the due and timely performance of any of its obligations which cannot be cured within 30 days, or there has been any breach of any representation or warranty in a material respect, then the non-terminating party shall be liable for all damages incurred or suffered by the terminating party as a result of such failure or breach.

     If the Purchase Agreement is terminated because (i) Issuer enters into any letter of intent, agreement in principle, acquisition agreement, merger agreement or other similar agreement related to Another Transaction, (ii) Issuer is subject to an Other Tender Offer or (iii) prior to the closing, there is a Change of Control, Issuer will pay Purchaser a sum of $850,000 ("Termination Fee"). The Termination Fee will be payable as follows: (A) in the event of a termination by reason of (i), above, Issuer will pay Purchaser $200,000 of the Termination Fee upon the signing of any letter of intent, agreement in principle, acquisition agreement, merger agreement or other similar agreement related to Another Transaction and $650,000 on the earlier of the consummation of Another Transaction or July 31, 2000; or (B) in the event of a termination by reason of an Other Tender Offer or Change of Control, Issuer will pay Purchaser the entire Termination Fee on the consummation of an Other Tender Offer or Change of Control if the Other Tender Offer or Change of Control occurs within twelve months of such termination.

Warrants to be Issued to Third Parties

     Upon the closing of the Securities Purchase, Perry Scheer, Arthur Reynolds, Peter Miller and Robert Whitehouse will receive Warrants to purchase an aggregate of 600,000 shares of Common Stock in consideration for their services rendered in connection with the transactions contemplated by the Purchase Agreement. In addition, Jon Kilik will receive Warrants to purchase 75,000 shares of Common Stock in consideration for consenting to the assignment by Purchaser to Issuer of a certain first look agreement. All of these Warrants will be identical to the Warrants to be issued to the Purchaser in connection with the Securities Purchase.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

         (c)      Exhibits

        Exhibit Number        Description

          3.3            Certificate of Designations for Series A Preferred
                         Stock*

          4.8            Form of Warrant*

         10.35 Securities Purchase Agreement, dated May 3, 2000, between the Issuer and the Purchaser*

         10.36 Assignment and Assumption Agreement between the Issuer and Purchaser*

         10.37 Amended and Restated 1996 Special Stock Option Plan and Agreement among Robert Little, Ellen Little and the Issuer*

         10.38           Stock Option Agreement between the Issuer and William
                         Lischak*

         10.39 Amended and Restated Employment Agreement between Robert Little and the Issuer*

         10.40 Amended and Restated Employment Agreement between William Lischak and the Issuer*

         10.41           Employment Agreement between Christopher Cooney and the
                         Issuer*

         10.42           Employment Agreement between Jeffrey Cooney and the
                         Issuer*

         10.43 First Look Agreement between The Little Film Company, Inc. and the Issuer*

         10.44 Note and Debt Contribution Agreement among Robert Little, Ellen Little and the Issuer*

         10.45 Management Letter between each of Robert Little and Ellen Little and the Issuer*

         10.46 Voting Agreement among the Issuer, Purchaser, Robert Little, Ellen Little, MRCo., Inc., Christopher Cooney and Jeffrey Cooney*

         99.1            Press release of the Issuer dated May 5, 2000


-----------------------

*        To be filed by amendment.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 9, 2000                     OVERSEAS FILMGROUP, INC.

                                             /s/ William F. Lischak
                                        By: ______________________________
                                            William F. Lischak
                                            Chief Operating Officer and Chief
                                            Financial Officer

                                  EXHIBIT INDEX

       Exhibit Number        Description
       --------------        -----------

          3.3            Certificate of Designations for Series A Preferred
                         Stock*

          4.8            Form of Warrant*

         10.35 Securities Purchase Agreement, dated May 3, 2000, between the Issuer and the Purchaser*

         10.36 Assignment and Assumption Agreement between the Issuer and Purchaser*

         10.37 Amended and Restated 1996 Special Stock Option Plan and Agreement among Robert Little, Ellen Little and the Issuer*

         10.38           Stock Option Agreement between the Issuer and William
                         Lischak*

         10.39 Amended and Restated Employment Agreement between Robert Little and the Issuer*

         10.40 Amended and Restated Employment Agreement between William Lischak and the Issuer*

         10.41           Employment Agreement between Christopher Cooney and the
                         Issuer*

         10.42           Employment Agreement between Jeffrey Cooney and the
                         Issuer*

         10.43 First Look Agreement between The Little Film Company, Inc. and the Issuer*

         10.44 Note and Debt Contribution Agreement among Robert Little, Ellen Little and the Issuer*

         10.45 Management Letter between each of Robert Little and Ellen Little and the Issuer*

         10.46 Voting Agreement among the Issuer, Purchaser, Robert Little, Ellen Little, MRCo., Inc., Christopher Cooney and Jeffrey Cooney*

         99.1            Press release of the Issuer dated May 5, 2000



-----------------------

* To be filed by amendment.